EXHIBIT 99.1

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 14th day of July 2005, by and between Silicon Valley Bank (“Bank”) and Pharsight Corporation, a Delaware corporation (“Borrower”) whose address is 800 West El Camino Real, Suite 200, Mountain View, CA 94040.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 27, 2004, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of February 10, 2005, as amended by a Loan Modification Agreement by and between Bank and Borrower dated as of May 28, 2005 and as further modified by a Loan Modification Agreement by and between Bank and Borrower dated June 20, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) include a cash management sublimit and letters of credit sublimit under the Committed Revolving Line and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). Subletter (a) under Section 2.1.1 is here amended in its entirety to read as follows:

(a) Bank will make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, minus the outstanding Obligations under the Other Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

2.2 Section 2.1.5 entitled “Other Services Availability” is hereby incorporated to read as follows:

(a) Letters of Credit. Bank will issue or has issued letters of credit (each a “Letter of Credit” and collectively, the “Letters of Credit”) for Borrower’s account not exceeding the Other Services Availability. Borrower’s Letter of Credit reimbursement obligation will be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

(b) Cash Management Services. Borrower may use up to the amount of the Other Services Availability for Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”).

(c) Effect of Services Usage. Such aggregate amounts utilized under the Other Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Letters of Credit or Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

2.3 Section 2.3 (Overadvances). The following paragraph is hereby amended in its entirety to read as follows:

If Borrower’s Obligations under Sections 2.1.1, and the Other Services Sublimit exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.4 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are incorporated with the following:

“Other Services Sublimit” means the lesser of (a) the result of (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, or (b) $200,000.

“Other Services Availability” means an amount equal to the result of (a) the Other Services Sublimit minus (b) the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus (c) the aggregate amounts utilized under the Other Services Sublimit for Cash Management Services.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Pharsight Corporation

By:	/s/ Liam Fairbairn	By:	/s/ Cynthia Stephens
Name:	Liam Fairbairn	Name:	Cynthia Stephens
Title:	Relationship Manager	Title:	Senior Vice President & Chief Financial Officer